THOMAS C. CHASE
Direct Line:  617-428-3536


September 26, 1996

HPR Inc.
245 First Street
Cambridge, MA  02142


Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 dated September 26, 1996 (S.E.C. File No. 333-_______) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an aggregate of 260,001 shares of common stock, $0.01 par value per share (the "Shares"), of HPR Inc., a Delaware corporation (the "Company"), all of which shares are to be offered by certain stockholders of the Company (the "Selling Stockholders").

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement and the sale of the Shares by the Selling Stockholders. We have examined and relied upon (i) signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, (ii) copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, and (iii) originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion expressed below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

HILL & BARLOW,
a Professional Corporation


By: /s/ Thomas C. Chase
Thomas C. Chase,
a member of the firm